Exhibit 23

Consent of Independent Registered Public Accounting Firm

     We have issued our report dated March 14, 2008, accompanying the consolidated financial statements (which includes an explanatory paragraph relating to the application of Statement of Financial Accounting Standards Nos. 123(R) and 158 as of December 31, 2006) and our report dated March 14, 2008 accompanying management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Harleysville National Corporation and Subsidiaries on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Harleysville National Corporation on Forms S-8 (File No. 33-69784, effective October 1, 1993, File No. 333-17813, effective December 13, 1996, File No. 333-79971, effective June 4, 1999, and File No. 333-79973, effective June 4, 1999, File No. 333-116183, effective June 4, 2004, File No. 333-139579, effective December 21, 2006, File No. 333-148377, effective December 28, 2007).

/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
March 14, 2008